UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2005

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2005, InfoSpace, Inc. and Stephen Davis entered into an Employment Agreement with an effective date of November 15, 2005. Pursuant to the agreement, Mr. Davis will be employed in the position of President, Mobile Media, on an at-will basis, starting on the effective date. The agreement provides for an annual base salary of $377,000, eligibility for an annual performance bonus of not less than 50% of the base salary, and an initial stock option grant of 250,000 shares on the effective date and an additional stock option grant of 25,000 on January 3, 2006, with each option subject to InfoSpace’s standard terms. If Mr. Davis is terminated by InfoSpace without cause or by Mr. Davis for good reason (as defined in the agreement), including in connection with a change of control, Mr. Davis is entitled to severance benefits of 100% of his annual salary and annual bonus rate, acceleration of vesting of 50% of his then-unvested stock options, and certain insurance benefits.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

10.27	Employment Agreement dated as of November 15, 2005, between InfoSpace, Inc. and Stephen Davis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2005

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh Chief Accounting Officer and VP of Financial Operations

EXHIBIT INDEX

Exhibit No	Description

10.27	Employment Agreement dated as of November 15, 2005 between InfoSpace, Inc. and Stephen Davis.